                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO. __)

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-b(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                             L.A. T SPORTSWEAR, INC.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                 NOT APPLICABLE
       -------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

Payment of Filing Fee (Check the appropriate box):
[x] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:
       ______________________________

    2) Aggregate number of securities to which transaction applies:
       ______________________________

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1) ___________________________

    4) Proposed maximum aggregate value of transaction: __________________

    5) Total fee paid:____________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid: ___________________________________________


    2)  Form, Schedule or Registration Statement No.: _____________________

    3)  Filing Party:______________________________________________________

    4)  Date Filed: _______________________________________________________

-----------
1 Set forth the amount on which the filing fee is calculated and state how it was determined.

                             L.A. T SPORTSWEAR, INC.
                               1200 Airport Drive
                           Ball Ground, Georgia 30107

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 12, 1998




           To the Holders of Common Stock of L.A. T SPORTSWEAR, Inc.:


        Notice is hereby given that the Annual Meeting of Shareholders of L.A. T Sportswear, Inc., a Georgia corporation (the "Company"), will be held at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, NE, Suite 3100, Atlanta, Georgia 30309, on Tuesday, May 12, 1998 at 9:00 a.m.
for the following purposes:

(1) To elect four (4) directors to serve for a term of one year and until their successors have been elected and qualified; and

(2) To conduct such other business as may properly come before the meeting or any adjournment thereof.

        Only shareholders of record as of the close of business on April 3, 1998 will be entitled to notice of and to vote at the meeting or any adjournment thereof.

                                       By Order of the Board of Directors




                                       J. David Keller
                                       President and Secretary

Ball Ground, Georgia
April 7, 1998


YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO COMPLETE, SIGN, DATE AND PROMPTLY MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES IN PERSON.

                             L.A. T SPORTSWEAR, INC.

                         ANNUAL MEETING OF SHAREHOLDERS
                                  MAY 12, 1998

                 ----------------------------------------------

                                 PROXY STATEMENT

                 ----------------------------------------------


        This proxy statement and form of proxy, which are first being mailed to shareholders on or about April 7, 1998, are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of L.A. T Sportswear, Inc. (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Road, NE, Suite 3100, Atlanta, Georgia 30309 on Tuesday, May 12, 1998, at 9:00 a.m. local time and at any or all adjournments or postponements thereof. The address of the principal executive offices of the Company is 1200 Airport Drive, Ball Ground, Georgia 30107 and the Company's telephone number is (770) 479-1877.

        The cost of this solicitation will be borne by the Company. In addition to the mails, proxies may be solicited by officers and regular employees of the Company, without remuneration, by personal interviews, telephone and facsimile. It is anticipated that banks, brokerage houses and other custodians, nominees and fiduciaries will forward soliciting material to beneficial owners of stock entitled to vote at the meeting, and such persons will be reimbursed for the out-of-pocket expenses incurred by them in this connection.

        Any proxy given pursuant to this solicitation may be revoked by any shareholder who attends the meeting and gives oral notice of his election to vote in person, without compliance with any other formalities. In addition, any proxy given pursuant to this solicitation may be revoked prior to the meeting by delivering to the Secretary of the Company an instrument revoking it or a duly executed proxy for the same shares bearing a later date. Proxies which are returned properly executed and not revoked will be voted in accordance with the shareholder's directions specified thereon. Where no direction is specified, proxies will be voted FOR the election of the nominees for director named herein, and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. Abstentions and broker non-votes will not be counted as votes either in favor of or against the matter with respect to which the abstention or broker non-vote relates, but will be counted as present for the purpose of determining the presence of a quorum for the transaction of business.

        Only shareholders of record at the close of business on April 3, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. As of April 3, 1998, the Company had outstanding 4,200,001 shares of common stock. Each share of common stock issued and outstanding on such record date is entitled to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of April 3, 1998 with respect to the beneficial ownership of the Company's common stock by (i) each person known by the Company to own beneficially more than five percent (5%) of the Company's common stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation table on page 5, and (iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, the named person has sole voting and investment power with respect to all shares.

                                                               Shares of
                                                               Common Stock                       Percent of
                   Beneficial Owner                        Beneficially Owned                Outstanding Shares
         ----------------------------------                ------------------                ------------------

         Isador E. Mitzner                                    1,980,844                             47.2%
              1200 Airport Road
              Ball Ground, Georgia  30107

         J. David Keller                                        653,651                             15.6
              1200 Airport Road
              Ball Ground, Georgia  30107

         Nathan Koenigsberg                                     273,504                              6.5
              2606 Oakmont
              Ft. Lauderdale, Florida  33332

         Robert C. Aldworth (1)                                  50,000                              2.1

         Kenneth L. Bernhardt                                     4,000 (2)(3)                       *

         Irwin Lowenstein                                         4,000 (3)                          *

         All Directors and Executive                          2,644,995                             62.9%
              Officers as a Group (5 persons)

--------------------

*     Less than 1%.

(1) Mr. Aldworth resigned as Executive Vice President and Chief Operating Officer of the Company in May 1997.

(2) Shares owned jointly by Mr. Bernhardt and his wife.

(3)   Includes 1,000 shares subject to presently exercisable stock options.

        There are no arrangements known to the Company, the operation of which may, at a subsequent date, result in a change in control of the Company.

                                 AGENDA ITEM ONE
                              ELECTION OF DIRECTORS

        The Board of Directors of the Company, pursuant to the Company's Bylaws, has set the number of directors to serve for the next year at four, all of whom are to be elected at the Annual Meeting. Proxies received will be voted for all the nominees named below, unless authority to do so is withheld. In the event any nominee is unable or declines to serve as a director at the time of the meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present Board of Directors. Management knows of no current circumstances which would render any nominee named herein unable to accept nomination or to serve if elected.

        Members of the Board of Directors are elected annually to serve until the next annual meeting of shareholders and until their successors are elected and qualified. Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors.

        The following persons have been nominated by management for election to the Board of Directors:

        ISADOR E. MITZNER, age 46, was the founder of the Company and its predecessors, and has served as its Chairman and Chief Executive Officer since its inception in 1978.

        J. DAVID KELLER, age 50, joined the Company in March 1981 and has served as President of the manufacturing division since 1987. Mr. Keller has served as a director of the Company since 1986, as President since October 1993, and as Secretary of the Company since March 1995. For three years prior to joining the Company, Mr. Keller worked for Hanes Activewear as a sales representative in the Southeast United States and the Caribbean.

        KENNETH L. BERNHARDT, age 54, is Regents Professor of Marketing and former Chairman of the Department of Marketing at Georgia State University, Atlanta, Georgia where he has been a member of the faculty since 1972. Mr. Bernhardt has served as a director of the Company since July 1994. He also serves as a director of VSI Holdings, Inc. and Third Millennium Communications, Inc.

        IRWIN LOWENSTEIN, age 62, has served as President of Rhodes, Inc., a national furniture retailer based in Atlanta, since 1977, as Chief Executive Officer of such company since 1989 and as Chairman of the Board since 1994. Mr. Lowenstein has served as a director of the Company since July 1994. Mr. Lowenstein also serves as a director of Goody's Family Clothing, Inc.

        THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT.

COMMITTEES OF THE BOARD AND MEETINGS

        The Company's Board of Directors presently has the following standing committees:

        (A) The Audit Committee, currently comprised of Messrs. Bernhardt and Lowenstein. The Audit Committee, which did not meet separately in 1997 (all relevant audit discussions being held at the full Board of Directors level) is authorized to review and make recommendations to the Board of Directors on the results of the Company's external audit and to recommend to the Board of Directors the appointment of independent auditors for the Company.

        (B) The Compensation Committee, currently comprised of Messrs. Mitzner, Bernhardt and Lowenstein. The Compensation Committee, which did not meet in 1997, is authorized to review and make recommendations to the Board of Directors with respect to establishing salaries, bonuses and other compensation for the Company's officers.

        (C) The Stock Option Committee, currently comprised of Messrs. Bernhardt and Lowenstein. The Stock Option Committee, which did not meet in 1997, is responsible for administering the Company's 1993 Employee Incentive Plan and Outside Directors Incentive Plan.

        The Company does not have a Directors Nominating Committee, that function being reserved to the entire Board of Directors.

        During 1997, the Board of Directors held a total of three meetings and acted once by unanimous written consent. Each incumbent director attended at least 75% of the aggregate number of meetings held by the Board and by the Committees of the Board on which he served during the term of his service.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, certain officers and persons who own more than 10% of the outstanding common stock of the Company, to file with the Securities and Exchange Commission reports of changes in ownership of the common stock of the Company held by such persons. Officers, directors and greater than 10% shareholders are also required to furnish the Company with copies of all forms they file under this regulation. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and representations that no other reports were required, during 1997, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with, except that Mr. John Hankinson, Vice President and Chief Financial Officer, inadvertently failed to timely file a Form 3.

                             EXECUTIVE COMPENSATION

        The following table provides certain summary information concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and any other officer whose cash compensation during 1997 exceeded $100,000 (the "Named Executive Officers") for the fiscal years ended December 27, 1997, December 28, 1996 and December 30, 1995:

                           SUMMARY COMPENSATION TABLE

                                                                            Long Term
                                             Annual Compensation       Compensation Awards
                                             -------------------       -------------------
                                                                           Securities
         Name and             Fiscal                                       Underlying         All Other
    Principal Position         Year         Salary          Bonus            Options        Compensation(1)
    ------------------         ----         ------          -----            -------        ---------------
   Isador E. Mitzner           1997        $  5,000           --                --                --
     Chairman and              1996         138,498           --                --               $1,236
     Chief Executive           1995         230,015           --                --
     Officer
   J. David Keller             1997        $147,261           --                --               $2,648
     President and             1996         142,964           --                --                  851
     Secretary                 1995         154,860           --                --
   Robert C. Aldworth (2)      1997        $121,154           --                --                --
     Executive Vice            1996         228,035           --              200,000             --
     President and Chief
     Operating Officer

--------------------------------

(1) Represents the Company's matching contribution under the Company's 401(k) Plan during the last fiscal year.
(2) Mr. Aldworth joined the Company in January 1996 and resigned all positions with the Company in May 1997.


EMPLOYMENT AGREEMENT

       On January 25, 1996, the Company entered into a two-year Employment Agreement with Robert C. Aldworth, pursuant to which Mr. Aldworth served as Executive Vice President and Chief Operating Officer of the Company at a base annual salary of $250,000 per year. In addition, Mr. Aldworth was entitled to receive a bonus, not to exceed 40% of the base salary, in such amounts, at such times and subject to such conditions as agreed between Mr. Aldworth and the Company's Chief Executive Officer, based upon the financial performance of the Company. Mr. Aldworth was also entitled to receive certain basic employee benefits such as medical and dental insurance. Pursuant to the Employment Agreement, Mr. Aldworth received an option to purchase an aggregate of 200,000 shares of the Company's common stock at a price of $2.375 per share, exercisable in five annual installments of 40,000 shares each. The Employment Agreement provided that in the event the Company terminates Mr. Aldworth without cause, the Company would pay Mr. Aldworth severance compensation equal to three month's base salary. In the event that Mr. Aldworth were terminated without cause after a Change in Control of the Company (as defined in the Employment Agreement), Mr. Aldworth would be entitled to receive payment of the base salary and existing benefits over the remaining term of the Employment Agreement.

       The Employment Agreement contained a non-competition provision prohibiting Mr. Aldworth from engaging in any "Competitive Activity" (as defined in the Employment Agreement) within a defined geographic area, for a period of 12 months following termination of employment.

        Mr. Aldworth resigned all positions with the Company in May 1997. All stock options granted under the Employment Agreement have lapsed.

OPTIONS

       None of the Named Executive Officers had any stock options outstanding at December 27, 1997. No stock options were granted to or exercised by the Named Executive Officers during fiscal 1997.

COMPENSATION OF DIRECTORS

       Non-employee directors are currently paid $5,000 per year and $500 per Board or committee meeting attended, plus their expenses in attending such meetings. Directors who are also Company employees are not additionally compensated for their services as members of the Board of Directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       Isador E. Mitzner, Chief Executive Officer of the Company, served as a member of the Compensation Committee of the Board of Directors during 1997, along with Kenneth L. Bernhardt and Irwin Lowenstein, non-employee directors of the Company.



       Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this proxy statement, in whole or in part, the following Report of the Compensation Committee of the Board of Directors on Executive Compensation shall not be incorporated by reference into any such filings.


                        REPORT OF COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION

       In accordance with proxy statement rules of the Securities and Exchange Commission, the Compensation Committee of the Board of Directors of the Company offers the following report regarding compensation policies for executive officers and the Chief Executive Officer of the Company with respect to compensation paid to such persons during the last fiscal year.

       During 1997, the Compensation Committee of the Company was comprised of Isador E. Mitzner, the Company's Chairman and Chief Executive Officer and Kenneth L. Bernhardt and Irwin Lowenstein, each a non-employee director of the Company. It is the Committee's responsibility to establish the salaries, bonuses and other compensation of the chief executive officer and other executive officers of the Company. In formulating its compensation policy and decisions, the Compensation Committee endeavors to provide a competitive compensation package that enables the Company to attract and retain key executives and to integrate compensation programs with the Company's annual and long- term business strategies and objectives and focus executive actions on the fulfillment of those objectives.

       The Company's executive compensation program generally consists of base salary, annual incentive compensation and long-term equity incentives in the form of stock options (except that through 1997, Messrs. Mitzner and Keller were not eligible to participate in the Company's option plans). Base salaries for executive officers are reviewed and adjusted annually following a review of the Company's performance during the previous fiscal year, the individual's contribution to that performance and the individual's level of responsibility. For fiscal 1997, Mr. Mitzner suggested and received the virtual elimination of his annual salary to reflect the disappointing financial results of the Company during the prior fiscal year. Typically, in order to align executive officers' interests more closely with the interests of the shareholders of the Company, the Company's long-term compensation program emphasizes the grant of stock options exercisable for shares of common stock. The amount of such awards, if any, is determined from time to time by the Stock Option Committee and reviewed by the Compensation Committee. The Compensation Committee may take into account various factors in evaluating the size of stock option grants, including the need to attract and retain individuals who will provide valuable service to the Company.

        In approving the compensation paid to Mr. Mitzner, the Company's Chief Executive Officer, in 1997, the Compensation Committee considered the following factors:

           (i) the reasonableness of Mr. Mitzner's salary in prior years relative to that of chief executive officers of similarly placed public companies;

          (ii) the fact that Mr. Mitzner was already amply incentivised to have the Company perform well by virtue of his ownership of a substantial percentage of the common stock of the Company; and

         (iii) the fact that Mr. Mitzner offered to virtually eliminate his annual salary to reflect the disappointing financial results of the Company during the prior fiscal year.

        With respect to the other executive officers of the Company (Mr. Keller and Mr. Hankinson), the Compensation Committee considered the salaries to be commensurate with those paid to similarly positioned executives in similar companies.




                                       Isador E. Mitzner
                                       Kenneth L. Bernhardt
                                       Irwin Lowenstein

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

        Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the Nasdaq Market Index and a composite index for corporations in the same industry as the Company, classified by Standard Industrial Classification (SIC) code (the "Industry Index"), for the four-year period commencing January 25, 1994 (the date the Company's common stock commenced trading on the Nasdaq National Market) and ending December 27, 1997. The graph assumes that the value of the investment in the Company's common stock and each index was $100 on January 25, 1994. The change in cumulative total return is measured by dividing (i) the sum of (a) the cumulative amount of dividends for the period, assuming dividend reinvestment, and (b) the change in share price between the beginning and end of the period, by (ii) the share price at the beginning of the period. The Company has not paid any cash dividends.


                      COMPARISON OF CUMULATIVE TOTAL RETURN
                    OF COMPANY, PEER GROUP AND BROAD MARKET

                        ------- FISCAL YEAR ENDING ------

  COMPANY                                                      1994        1994         1995          1996         1997

  L.A. T SPORTSWEAR INC                                      100.00        67.12        23.29         7.04         8.10
  PEER GROUP                                                 100.00       108.18       146.69       169.75       120.81
  BROAD MARKET                                               100.00        97.24       126.13       156.74       191.73

                         INDEPENDENT PUBLIC ACCOUNTANTS


        Deloitte & Touche LLP served as the independent auditors of the Company for the fiscal year ended December 27, 1997 and has been appointed by the Board of Directors to continue in that capacity in 1998. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions from shareholders.


              ANNUAL REPORT TO SHAREHOLDERS AND REPORT ON FORM 10-K


        Additional information concerning the Company, including financial statements of the Company, is provided in the Company's 1997 Annual Report to Shareholders that accompanies this proxy statement. The Company's Annual Report on Form 10-K for the year ended December 27, 1997, as filed with the Securities and Exchange Commission, is available to shareholders who make a written request therefor to Mr. John F. Hankinson, at the offices of the Company, 1200 Airport Drive, Ball Ground, Georgia 30107. Copies of exhibits filed with that report or referenced therein will be furnished to shareholders of record upon request and payment of the Company's expenses in furnishing such documents.


                              SHAREHOLDER PROPOSALS


    Any proposal to be presented at next year's Annual Meeting must be received at the principal executive offices of the Company not later than December 9, 1998, directed to the attention of the Secretary, for consideration for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.


                                  OTHER MATTERS


    Management does not know of any matters to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

                                       By Order of the Board of Directors



                                       J. David Keller
                                       President and Secretary

Ball Ground, Georgia
April 7, 1998

                                                                      APPENDIX A

                            L.A. T SPORTSWEAR, INC.
                               1200 AIRPORT DRIVE
                           BALL GROUND, GEORGIA 30107

    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS.

    The undersigned hereby appoints Isador E. Mitzner and John F. Hankinson, or either of them, with power of subsitution to each, the proxies of the undersigned to vote the Common Stock of the undersigned at the Annual Meeting of Shareholders of L.A. T SPORTSWEAR, INC. to be held on Tuesday, May 12, 1998, at 9:00 a.m. at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, NE, Suite 3100, Atlanta, Georgia 30309 and any adjournment thereof:

1. To elect four (4) directors for a term of one year and until their successors are elected and have qualified.

    [ ]  FOR all nominees listed below                         [ ]  WITHHOLD AUTHORITY to vote for all
         (except as marked to the contrary below)                   nominees listed below

 ISADOR E. MITZNER, J. DAVID KELLER, KENNETH L. BERNHARDT and IRWIN LOWENSTEIN

INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THE
                  NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.

--------------------------------------------------------------------------------

2. To vote in accordance with their best judgment with respect to any other matters that may properly come before the meeting.

                    (continued and to be signed on reverse)

THE BOARD OF DIRECTORS FAVORS A VOTE "FOR" THE NOMINEES NAMED ABOVE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THIS PROXY WILL BE SO VOTED.

                                                Please date and sign this Proxy
                                                exactly as name(s) appears on
                                                the mailing label.

                                                --------------------------------

                                                --------------------------------

                                                Print Name(s):
                                                --------------------------------

                                                NOTE: When signing as an
                                                attorney, trustee, executor,
                                                administrator or guardian,
                                                please give your title as such.
                                                If a corporation or partnership,
                                                give full name by authorized
                                                officer. In the case of joint
                                                tenants, each joint owner must
                                                sign.

                                                Dated:                    , 1998
                                                      --------------------